Exhibit 99.1

News Release

Release:	Immediate	Contact:	Ronda J Williams
312-706-3232

Oil-Dri Board of Directors Declares Dividends

CHICAGO – December 6, 2006 – The Board of Directors of Oil-Dri Corporation of America (NYSE: ODC) yesterday declared quarterly cash dividends of $0.12 per share for the Common Stock and $0.09 per share of the Class B Stock.

The dividends will be payable on March 16, 2007, to stockholders of record at the close of business on February 9, 2007.  The Company has paid cash dividends continuously since 1974.

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Oil-Dri Corporation of America is a leading supplier of specialty sorbent products for industrial, automotive, agricultural, horticultural and specialty markets and the world’s largest manufacturer of cat litter.